Exhibit 99.1

Contact:
Allison Bober
Investor Relations
Lennar Corporation
(305) 485-2038
FOR IMMEDIATE RELEASE
Lennar Reports Third Quarter EPS of $0.40

•	Net earnings of $87.1 million, or $0.40 per diluted share, compared to net earnings of $20.7 million, or $0.11 per diluted share

•	Deliveries of 3,655 homes – up 28%

•	New orders of 4,198 homes – up 44%; cancellation rate of 17%

•	Backlog of 4,513 homes – up 79%; backlog dollar value of $1.3 billion – up 95%

•	Revenues of $1.1 billion – up 34%

•	Gross margin on home sales of 23.2% – improved 210 basis points

•	S,G&A expenses as a % of revenues from home sales of 12.0% – improved 230 basis points

•	Operating margin on home sales of 11.2% – improved 440 basis points

•	Lennar Homebuilding operating earnings of $71.3 million, compared to $27.1 million

•	Lennar Financial Services operating earnings of $25.3 million, compared to $8.0 million

•
Rialto Investments operating earnings totaled $7.7 million (including $13.4 million of net loss attributable to noncontrolling interests), compared to $5.7 million (net of $6.1 million of net earnings attributable to noncontrolling interests)

•	Lennar Homebuilding cash and cash equivalents of $692.0 million

•	Issued $400 million of 4.75% senior notes due 2017

•	Completed the repurchase of $204.7 million aggregate principal amount of 5.95% senior notes due 2013 through a tender offer, resulting in a $6.5 million pre-tax loss

•	No outstanding borrowings under the $525 million credit facility

•	Lennar Homebuilding debt to total capital, net of cash and cash equivalents, of 47.7%

(more)

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Miami, September 24, 2012 -- Lennar Corporation (NYSE: LEN and LEN.B), one of the nation’s largest homebuilders, today reported results for its third quarter ended August 31, 2012. Third quarter net earnings attributable to Lennar in 2012 were $87.1 million, or $0.40 per diluted share, compared to third quarter net earnings attributable to Lennar of $20.7 million, or $0.11 per diluted share, in 2011.
Stuart Miller, Chief Executive Officer of Lennar Corporation, said, “The housing market has stabilized and the recovery is well underway. Low mortgage rates, affordable home prices, increased buyer confidence and an extremely favorable rent-to-own comparison are driving growth in each of our markets. Additionally, reduced foreclosures and declining distressed home inventory are further contributing to the improvement in the housing market.”
“Our third quarter reflects solid profitability in all of our business segments. In homebuilding, we continue to see strong sales trends translating into increased deliveries, stronger gross margins and improved operating leverage. While materials and labor costs are moving higher, sales price increases and incentive reductions should continue to offset the impact of increasing costs. In addition, we will continue to benefit from our opportunistic land acquisitions.”
Mr. Miller continued, “Our financial services group has continued to derive earnings from our expanding homebuilding platform and by participating in the robust refinancing market. We are now starting to see great operating leverage in this business as well.”
“Rialto has continued to contribute directly to the profitability of the company while providing our homebuilding segment with new opportunities to acquire attractive land parcels. Additionally, Rialto has benefitted from the unwinding of our PPIP program which has driven profitability and has recycled cash back to the company.”
Mr. Miller concluded, “Overall, our third quarter reflects excellent overall results and strengthens the financial position of our company, as we grow volume and drive profitability in a recovering market.”

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RESULTS OF OPERATIONS
THREE MONTHS ENDED AUGUST 31, 2012 COMPARED TO
THREE MONTHS ENDED AUGUST 31, 2011
Lennar Homebuilding
Revenues from home sales increased 33% in the third quarter of 2012 to $932.8 million from $700.6 million in 2011. Revenues were higher primarily due to a 28% increase in the number of home deliveries, excluding unconsolidated entities, and a 4% increase in the average sales price of homes delivered. New home deliveries, excluding unconsolidated entities, increased to 3,617 homes in the third quarter of 2012 from 2,832 homes last year. There was an increase in home deliveries in all the Company's Homebuilding segments and Homebuilding Other. The average sales price of homes delivered increased to $258,000 in the third quarter of 2012 from $247,000 in the same period last year. Sales incentives offered to homebuyers were $26,100 per home delivered in the third quarter of 2012, or 9.2% as a percentage of home sales revenue, compared to $33,600 per home delivered in the same period last year, or 12.0% as a percentage of home sales revenue, and $29,800 per home delivered in the second quarter of 2012, or 10.7% as a percentage of home sales revenue.
Gross margins on home sales were $216.2 million, or 23.2%, in the third quarter of 2012, compared to $147.6 million, or 21.1%, in the third quarter of 2011, which included a 120 basis point benefit related to changes in the Company's cost-to-complete estimates for homebuilding communities in the close-out phase. This benefit primarily impacted the Company's Homebuilding West segment and was offset by valuation adjustments that impacted the gross margin percentage by 130 basis points in the third quarter of 2011. Gross margin percentage on home sales improved compared to last year, primarily due to a greater percentage of deliveries from the Company's new higher margin communities, a decrease in sales incentives offered to homebuyers as a percentage of revenue from home sales, an increase in the average sales price of homes delivered and lower valuation adjustments. Gross profits on land sales totaled $1.3 million in the third quarter of 2012, compared to $1.5 million in the third quarter of 2011.
Selling, general and administrative expenses were $112.2 million in the third quarter of 2012, compared to $100.3 million in the third quarter of 2011. As a percentage of revenues from home sales, selling, general and administrative expenses improved to 12.0% in the third quarter of 2012, from 14.3% in the third quarter of 2011, due to improved operating leverage.
Lennar Homebuilding equity in earnings (loss) from unconsolidated entities was ($6.0) million in the third quarter of 2012, primarily related to the Company's share of operating losses of Lennar Homebuilding unconsolidated entities, compared to Lennar Homebuilding equity in earnings (loss) of ($4.6) million in the third quarter of 2011.

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Lennar Homebuilding other income (expense), net, totaled ($5.4) million in the third quarter of 2012, which included a pre-tax loss of $6.5 million related to the repurchase of $204.7 million aggregate principal amount of 5.95% senior notes due 2013 through a tender offer, compared to Lennar Homebuilding other income (expense), net, of $6.9 million in the third quarter of 2011, net of $2.1 million of valuation adjustments to the Company's investments in Lennar Homebuilding unconsolidated entities.
Lennar Homebuilding interest expense was $45.0 million in the third quarter of 2012 ($21.9 million was included in cost of homes sold, $0.4 million in cost of land sold and $22.7 million in other interest expense), compared to $42.4 million in the third quarter of 2011 ($17.8 million was included in cost of homes sold, $0.5 million in cost of land sold and $24.1 million in other interest expense). Interest expense increased due to an increase in the Company's outstanding debt compared to the same period last year.
Lennar Financial Services
Operating earnings for the Lennar Financial Services segment were $25.3 million in the third quarter of 2012, compared to $8.0 million in the third quarter of 2011. The increase in profitability was primarily due to increased volume and margins in the segment's mortgage operations and increased volume in the segment's title operations, as a result of an increase in refinance transactions and homebuilding deliveries.
Rialto Investments
In the third quarter of 2012, operating earnings (loss) for the Rialto Investments segment were $7.7 million (which is comprised of a $5.7 million operating loss and an add back of $13.4 million of net loss attributable to noncontrolling interests), compared to operating earnings (loss) of $5.7 million (which included $11.7 million of operating earnings offset by $6.1 million of net earnings attributable to noncontrolling interests) in the same period last year. In the third quarter of 2012, revenues in this segment were $37.2 million, which consisted primarily of accretable interest income associated with the segment’s portfolio of real estate loans and fees for managing and servicing assets, including $8.1 million in fees earned from Rialto's role as sub-advisor to the AllianceBernstein L.P. (“AB”) fund formed under the Federal government’s Public-Private Investment Program (“PPIP”), compared to revenues of $42.1 million in the same period last year. In the third quarter of 2012, Rialto Investments other income (expense), net, was ($10.1) million, which consisted primarily of expenses related to owning and maintaining real estate owned ("REO") and impairments on REO, partially offset by gains from sales of REO and rental income. In the third quarter of 2011, Rialto Investments other income (expense), net, was $9.7 million, which consisted primarily of gains from acquisition of REO through foreclosure, as well as gains from sales of REO, partially offset by expenses related to owning and maintaining REO.
The segment also had equity in earnings (loss) from unconsolidated entities of $13.6 million during the third quarter of 2012, which included $8.1 million of net gains primarily related to realized gains from the sale of investments in the portfolio underlying the AB PPIP fund, $1.2 million of interest income earned by the AB PPIP fund and $6.2 million of equity in earnings related to the Company's share of earnings from the Rialto Real Estate Fund (the “Fund”). This compared to equity in earnings (loss) from unconsolidated entities of ($6.5) million in the third quarter of 2011, which included $10.2 million of net losses primarily related to

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unrealized losses for the Company's share of the mark-to-market adjustments of the investment portfolio underlying the AB PPIP fund, partially offset by $2.8 million of interest income earned by the AB PPIP fund. In the third quarter of 2012, expenses in this segment were $46.4 million, which consisted primarily of costs related to its portfolio operations, loan impairments of $20.3 million primarily associated with the segment's FDIC loan portfolio (before noncontrolling interests) and other general and administrative expenses, compared to expenses of $33.6 million in the same period last year.
Corporate General and Administrative Expenses
Corporate general and administrative expenses were $32.3 million, or 2.9% as a percentage of total revenues, in the third quarter of 2012, compared to $22.8 million, or 2.8% as a percentage of total revenues, in the third quarter of 2011. The increase in corporate general and administrative expenses was primarily due to an increase in personnel related expenses as a result of an increase in share-based and variable compensation expense.
Noncontrolling Interests
Net earnings (loss) attributable to noncontrolling interests were ($15.7) million and $2.8 million, respectively, in the third quarter of 2012 and 2011. Net loss attributable to noncontrolling interests during the third quarter of 2012 was primarily related to the FDIC’s interest in the portfolio of real estate loans that the Company acquired in partnership with the FDIC. Net earnings attributable to noncontrolling interests during the third quarter of 2011 were related to the FDIC’s interest in the portfolio of real estate loans that the Company acquired in partnership with the FDIC, partially offset by a net loss attributable to noncontrolling interests in the Company's homebuilding operations.
Income Taxes
During the third quarter of 2012, the Company concluded that it was more likely than not that a portion of its state deferred tax assets would be utilized. This conclusion was based on additional positive evidence including actual and forecasted earnings. Accordingly, during the third quarter of 2012, the Company reversed $35.4 million of its valuation allowance against its state deferred tax assets and $8.6 million of its valuation allowance that was previously maintained to be utilized in remaining interim periods of 2012. The total reversal for the third quarter of 2012 was $44.0 million. This reversal was offset by a tax provision of $31.2 million primarily related to third quarter 2012 pre-tax earnings. Therefore, the Company had a $12.8 million net benefit for income taxes for the third quarter of 2012.
Debt Transactions
During the third quarter of 2012, the Company issued $400 million of 4.75% senior notes due 2017 in a private offering under SEC Rule 144A. The Company used a portion of the proceeds to repurchase $204.7 million aggregate principal amount of its 5.95% senior notes due 2013 through a tender offer and the remainder of the proceeds will be used for working capital and general corporate purposes.

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NINE MONTHS ENDED AUGUST 31, 2012 COMPARED TO
NINE MONTHS ENDED AUGUST 31, 2011
Lennar Homebuilding
Revenues from home sales increased 29% in the nine months ended August 31, 2012 to $2.3 billion from $1.8 billion in 2011. Revenues were higher primarily due to a 26% increase in the number of home deliveries, excluding unconsolidated entities, and a 3% increase in the average sales price of homes delivered. New home deliveries, excluding unconsolidated entities, increased to 9,281 homes in the nine months ended August 31, 2012 from 7,387 homes last year. There was an increase in home deliveries in all of the Company's Homebuilding segments and Homebuilding Other. The average sales price of homes delivered increased to $252,000 in the nine months ended August 31, 2012 from $245,000 in the same period last year. Sales incentives offered to homebuyers were $29,500 per home delivered in the nine months ended August 31, 2012, or 10.5% as a percentage of home sales revenue, compared to $33,600 per home delivered in the same period last year, or 12.1% as a percentage of home sales revenue.
Gross margins on home sales were $523.0 million, or 22.4%, in the nine months ended August 31, 2012, compared to $365.0 million, or 20.2%, in the nine months ended August 31, 2011. Gross margin percentage on home sales improved compared to last year, primarily due to a greater percentage of deliveries from the Company's new higher margin communities, a decrease in sales incentives offered to homebuyers as a percentage of revenue from home sales, an increase in the average sales price of homes delivered and lower valuation adjustments. Gross profits on land sales totaled $6.9 million for both the nine months ended August 31, 2012 and 2011.
Selling, general and administrative expenses were $308.7 million in the nine months ended August 31, 2012, compared to $272.3 million in the same period last year. As a percentage of revenues from home sales, selling, general and administrative expenses improved to 13.2% in the nine months ended August 31, 2012, from 15.1% in the nine months ended August 31, 2011, due to improved operating leverage.
In the nine months ended August 31, 2012, Lennar Homebuilding equity in earnings (loss) from unconsolidated entities was ($14.3) million, primarily related to the Company's share of operating losses of Lennar Homebuilding unconsolidated entities, which included $5.4 million of valuation adjustments related to asset sales at Lennar Homebuilding's unconsolidated entities, compared to Lennar Homebuilding equity in earnings (loss) of $6.5 million in the nine months ended August 31, 2011, which included the Company's share of a gain on debt extinguishment at one of Lennar Homebuilding's unconsolidated entities totaling $15.4 million, partially offset by the Company's share of operating losses of Lennar Homebuilding unconsolidated entities, which included $5.2 million of valuation adjustments related to assets of Lennar Homebuilding's unconsolidated entities.

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Lennar Homebuilding other income (expense), net, totaled $11.4 million in the nine months ended August 31, 2012, primarily due to a $15.0 million gain on the sale of an operating property, partially offset by a pre-tax loss of $6.5 million related to the repurchase of $204.7 million aggregate principal amount of 5.95% senior notes due 2013 through a tender offer. This compared to Lennar Homebuilding other income (expense), net, of $46.4 million in the nine months ended August 31, 2011, which included $29.5 million related to the receipt of a litigation settlement, $5.1 million related to the favorable resolution of a joint venture and the recognition of $10.0 million of deferred management fees related to management services previously performed for one of Lennar Homebuilding's unconsolidated entities. These amounts were partially offset by $15.3 million of valuation adjustments to the Company's investments in Lennar Homebuilding's unconsolidated entities and write-offs of other assets in the nine months ended August 31, 2011.
Lennar Homebuilding interest expense was $131.1 million in the nine months ended August 31, 2012 ($58.4 million was included in cost of homes sold, $1.4 million in cost of land sold and $71.3 million in other interest expense), compared to $119.7 million in the nine months ended August 31, 2011 ($49.8 million was included in cost of homes sold, $1.2 million in cost of land sold and $68.7 million in other interest expense). Interest expense increased due to an increase in the Company's outstanding debt compared to the same period last year.
Lennar Financial Services
Operating earnings for the Lennar Financial Services segment were $51.6 million in the nine months ended August 31, 2012, compared to $11.7 million in the same period last year. The increase in profitability was primarily due to increased volume and margins in the segment's mortgage operations and increased volume in the segment's title operations, as a result of an increase in refinance transactions and homebuilding deliveries.
Rialto Investments
In the nine months ended August 31, 2012, operating earnings (loss) for the Rialto Investments segment were $21.4 million (which is comprised of $6.8 million of operating earnings and an add back of $14.6 million of net loss attributable to noncontrolling interests), compared to operating earnings (loss) of $26.5 million (which included $57.4 million of operating earnings offset by $30.9 million of net earnings attributable to noncontrolling interests) in the same period last year. In the nine months ended August 31, 2012, revenues in this segment were $102.9 million, which consisted primarily of accretable interest income associated with the segment’s portfolio of real estate loans and fees for managing and servicing assets, compared to revenues of $118.3 million in the same period last year. In the nine months ended August 31, 2012, Rialto Investments other income (expense), net, was ($23.7) million, which consisted primarily of expenses related to owning and maintaining REO and impairments on REO, partially offset by gains from sales of REO and rental income. In the nine months ended August 31, 2011, Rialto Investments other income (expense), net, was $38.3 million, which consisted primarily of gains from acquisition of REO through foreclosure, as well as gains from sales of REO, partially offset by expenses related to owning and maintaining REO, and a $4.7 million gain on the sale of investment securities.

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The segment also had equity in earnings (loss) from unconsolidated entities of $37.6 million during the nine months ended August 31, 2012, which included $17.0 million of net gains primarily related to realized gains from the sale of investments in the portfolio underlying the AB PPIP fund, $6.3 million of interest income earned by the AB PPIP fund and $16.8 million of equity in earnings related to the Company's share of earnings from the Fund. This compared to equity in earnings (loss) from unconsolidated entities of ($5.0) million in the nine months ended August 31, 2011, which included $13.0 million of net losses primarily related to unrealized losses for the Company's share of the mark-to-market adjustments of the investment portfolio underlying the AB PPIP fund, partially offset by $8.2 million of interest income earned by the AB PPIP fund. In the nine months ended August 31, 2012, expenses in this segment were $110.0 million, which consisted primarily of costs related to its portfolio operations, loan impairments of $22.6 million primarily associated with the segment's FDIC loan portfolio (before noncontrolling interests) and other general and administrative expenses, compared to expenses of $94.2 million in the same period last year.
Corporate General and Administrative Expenses
Corporate general and administrative expenses were $88.3 million, or 3.2% as a percentage of total revenues, in the nine months ended August 31, 2012, compared to $66.7 million, or 3.1% as a percentage of total revenues, in the nine months ended August 31, 2011. The increase in corporate general and administrative expenses was primarily due to an increase in personnel related expenses as a result of an increase in share-based and variable compensation expense.
Noncontrolling Interests
Net earnings (loss) attributable to noncontrolling interests were ($21.0) million and $25.2 million, respectively, in the nine months ended August 31, 2012 and 2011. Net loss attributable to noncontrolling interests during the nine months ended August 31, 2012 was attributable to noncontrolling interests related to the Company's homebuilding and Rialto Investments operations. Net earnings attributable to noncontrolling interests during the nine months ended August 31, 2011 were primarily related to the FDIC’s interest in the portfolio of real estate loans that the Company acquired in partnership with the FDIC, partially offset by a net loss attributable to noncontrolling interests in the Company's homebuilding operations.
Deferred Tax Asset Valuation Allowance
During the nine months ended August 31, 2012, the Company concluded that it was more likely than not that the majority of its deferred tax assets would be utilized. This conclusion was based on a detailed evaluation of all relevant evidence, both positive and negative, including such factors as ten consecutive quarters of earnings, the expectation of continued earnings and signs of recovery in the housing markets the Company operates in. Accordingly, the Company reversed $447.0 million of its valuation allowance against its deferred tax assets. As of August 31, 2012, the Company's remaining valuation allowance against its deferred tax assets was $133.3 million, which in future periods could be reversed if additional sufficient positive evidence is present indicating that it is more likely than not that such assets would be realized.

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Revolving Credit Facility
In May 2012, the Company entered into a 3-year unsecured revolving credit facility (the "Credit Facility") with certain financial institutions that expires in May 2015. The maximum aggregate commitment under the Credit Facility is $525 million, of which $440 million was committed and $85 million was available through an accordion feature, subject to additional commitments as of August 31, 2012. Subsequent to August 31, 2012, the committed amount under the Credit Facility was increased to $500 million.
Lennar Corporation, founded in 1954, is one of the nation’s leading builders of quality homes for all generations. The Company builds affordable, move-up and retirement homes primarily under the Lennar brand name. Lennar’s Financial Services segment provides mortgage financing, title insurance and closing services for both buyers of the Company’s homes and others. Lennar’s Rialto Investments segment is focused on distressed real estate asset investments, asset management and workout strategies. Previous press releases and further information about the Company may be obtained at the “Investor Relations” section of the Company’s website, www.lennar.com.

Some of the statements in this press release are “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our business, financial condition, results of operations, strategies and prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for our fiscal year ended November 30, 2011. We do not undertake any obligation to update forward-looking statements, except as required by Federal securities laws.

A conference call to discuss the Company’s third quarter earnings will be held at 11:00 a.m. Eastern Time on Monday, September 24, 2012. The call will be broadcast live on the Internet and can be accessed through the Company’s website at www.lennar.com. If you are unable to participate in the conference call, the call will be archived at www.lennar.com for 90 days. A replay of the conference call will also be available later that day by calling 203-369-3605 and entering 5723593 as the confirmation number.

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10-10-10
LENNAR CORPORATION AND SUBSIDIARIES
Selected Revenues and Operation Information
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	August 31,		August 31,
	2012	2011	2012	2011
Revenues:
Lennar Homebuilding	$955,800	711,754	2,388,321	1,840,939
Lennar Financial Services	106,764	66,374	263,574	183,509
Rialto Investments	37,194	42,065	102,874	118,283
Total revenues	$1,099,758	820,193	2,754,769	2,142,731

Lennar Homebuilding operating earnings	$71,312	27,126	147,121	83,839
Lennar Financial Services operating earnings	25,323	7,988	51,553	11,666
Rialto Investments operating earnings (loss)	(5,714)	11,741	6,813	57,421
Corporate general and administrative expenses	(32,286)	(22,776)	(88,296)	(66,726)
Earnings before income taxes	58,635	24,079	117,191	86,200
Benefit (provision) for income taxes	12,776	(579)	416,621	873
Net earnings (including net earnings (loss)
attributable to noncontrolling interests)	71,411	23,500	533,812	87,073
Less: Net earnings (loss) attributable to
noncontrolling interests	(15,698)	2,770	(20,968)	25,152
Net earnings attributable to Lennar	$87,109	20,730	554,780	61,921

Average shares outstanding:
Basic	186,761	184,665	186,397	184,480
Diluted	219,581	195,152	217,135	195,105

Earnings per share:
Basic	$0.46	0.11	2.93	0.33
Diluted	$0.40	0.11	2.56	0.33

Supplemental information:
Interest incurred (1)	$56,514	50,940	163,660	150,995

EBIT (2):
Net earnings attributable to Lennar	$87,109	20,730	554,780	61,921
(Benefit) provision for income taxes	(12,776)	579	(416,621)	(873)
Interest expense	44,999	42,432	131,148	119,749
EBIT	$119,332	63,741	269,307	180,797

(1)	Amount represents interest incurred related to Lennar Homebuilding debt.

(2)
EBIT is a non-GAAP financial measure defined as earnings before interest and taxes. This financial measure has been presented because the Company finds it important and useful in evaluating its performance and believes that it helps readers of the Company's financial statements compare its operations with those of its competitors. Although management finds EBIT to be an important measure in conducting and evaluating the Company's operations, this measure has limitations as an analytical tool as it is not reflective of the actual profitability generated by the Company during the period. Management compensates for the limitations of using EBIT by using this non-GAAP measure only to supplement the Company's GAAP results. Due to the limitations discussed, EBIT should not be viewed in isolation, as it is not a substitute for GAAP measures.

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LENNAR CORPORATION AND SUBSIDIARIES
Segment Information
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	August 31,		August 31,
	2012	2011	2012	2011
Lennar Homebuilding revenues:
Sales of homes	$932,838	700,611	2,339,983	1,808,262
Sales of land	22,962	11,143	48,338	32,677
Total revenues	955,800	711,754	2,388,321	1,840,939

Lennar Homebuilding costs and expenses:
Cost of homes sold	716,627	553,027	1,816,944	1,443,262
Cost of land sold	21,626	9,603	41,421	25,785
Selling, general and administrative	112,179	100,279	308,654	272,336
Total costs and expenses	850,432	662,909	2,167,019	1,741,383
Lennar Homebuilding operating margins	105,368	48,845	221,302	99,556
Lennar Homebuilding equity in earnings (loss) from
unconsolidated entities	(5,991)	(4,552)	(14,289)	6,526
Lennar Homebuilding other income (expense), net	(5,406)	6,940	11,419	46,411
Other interest expense	(22,659)	(24,107)	(71,311)	(68,654)
Lennar Homebuilding operating earnings	$71,312	27,126	147,121	83,839

Lennar Financial Services revenues	$106,764	66,374	263,574	183,509
Lennar Financial Services costs and expenses	81,441	58,386	212,021	171,843
Lennar Financial Services operating earnings	$25,323	7,988	51,553	11,666

Rialto Investments revenues	$37,194	42,065	102,874	118,283
Rialto Investments costs and expenses	46,396	33,562	109,964	94,184
Rialto Investments equity in earnings (loss) from
unconsolidated entities	13,551	(6,505)	37,578	(4,953)
Rialto Investments other income (expense), net	(10,063)	9,743	(23,675)	38,275
Rialto Investments operating earnings (loss)	$(5,714)	11,741	6,813	57,421

12-12-12
LENNAR CORPORATION AND SUBSIDIARIES
Summary of Deliveries and New Orders
(Dollars in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	August 31,		August 31,
	2012	2011	2012	2011
Deliveries - Homes:
East	1,339	1,154	3,751	3,163
Central	612	446	1,492	1,187
West	635	506	1,561	1,266
Southeast Florida	335	242	784	573
Houston	550	395	1,324	945
Other	184	122	447	336
Total	3,655	2,865	9,359	7,470

Of the total home deliveries listed above, 38 and 78, respectively, represent home deliveries from unconsolidated entities for the three and nine months ended August 31, 2012, compared to 33 and 83 home deliveries, respectively, from unconsolidated entities in the same periods last year.

Deliveries - Dollar Value:
East	$328,598	254,765	877,858	696,044
Central	137,352	99,635	334,739	255,254
West	202,150	164,856	492,528	416,020
Southeast Florida	93,077	66,763	213,744	153,784
Houston	129,773	90,310	307,167	215,539
Other	65,842	45,969	154,198	128,547
Total	$956,792	722,298	2,380,234	1,865,188

Of the total dollar value of home deliveries listed above, $24.0 million and $40.3 million, respectively, represent the dollar value of home deliveries from unconsolidated entities for the three and nine months ended August 31, 2012, compared to $21.7 million and $56.9 million dollar value of home deliveries, respectively, from unconsolidated entities in the same periods last year.

New Orders - Homes:
East	1,491	1,178	4,342	3,511
Central	644	460	1,923	1,314
West	800	521	2,082	1,439
Southeast Florida	472	221	1,143	644
Houston	535	418	1,585	1,103
Other	256	116	626	374
Total	4,198	2,914	11,701	8,385

Of the total new orders listed above, 35 and 84, respectively, represent new orders from unconsolidated entities for the three and nine months ended August 31, 2012, compared to 30 and 86 new orders, respectively, from unconsolidated entities in the same periods last year.

New Orders - Dollar Value:
East	$376,954	267,070	1,061,269	776,245
Central	158,071	100,972	446,965	282,846
West	250,776	170,096	633,473	476,253
Southeast Florida	134,875	55,787	310,339	174,871
Houston	131,644	94,669	384,682	248,371
Other	94,576	42,759	232,474	141,158
Total	$1,146,896	731,353	3,069,202	2,099,744

Of the total dollar value of new orders listed above, $23.6 million and $43.8 million, respectively, represent the dollar value of new orders from unconsolidated entities for the three and nine months ended August 31, 2012, compared to $19.8 million and $58.3 million dollar value of new orders, respectively, from unconsolidated entities in the same periods last year.

13-13-13
LENNAR CORPORATION AND SUBSIDIARIES
Summary of Backlog
(Dollars in thousands)
(unaudited)

	August 31,
	2012	2011
Backlog - Homes:
East	1,539	1,103
Central	740	381
West	819	352
Southeast Florida	525	194
Houston	616	403
Other	274	86
Total	4,513	2,519

Of the total homes in backlog listed above, 8 homes represents the backlog from unconsolidated entities at August 31, 2012, compared to 6 homes in backlog from unconsolidated entities at August 31, 2011.

Backlog - Dollar Value:
East	$405,551	258,451
Central	176,781	80,736
West	237,839	117,453
Southeast Florida	150,032	60,121
Houston	157,118	91,615
Other	123,498	34,462
Total	$1,250,819	642,838

Of the total dollar value of homes in backlog listed above, $4.6 million represents the backlog dollar value from unconsolidated entities at August 31, 2012, compared to $3.6 million of backlog dollar value from unconsolidated entities at August 31, 2011.

Lennar's reportable homebuilding segments and homebuilding other consist of homebuilding divisions located in:
East: Florida(1), Georgia, Maryland, New Jersey, North Carolina, South Carolina and Virginia
Central: Arizona, Colorado and Texas(2)
West: California and Nevada
Southeast Florida: Southeast Florida
Houston: Houston, Texas
Other: Illinois, Minnesota, Oregon and Washington

(1)	Florida in the East reportable segment excludes Southeast Florida, which is its own reportable segment.

(2)	Texas in the Central reportable segment excludes Houston, Texas, which is its own reportable segment.

Supplemental Data
(Dollars in thousands)
(unaudited)

	August 31,	November 30,	August 31,
	2012	2011	2011
Lennar Homebuilding debt	$3,671,595	3,362,759	3,127,649
Total stockholders' equity	3,271,722	2,696,468	2,670,491
Total capital	$6,943,317	6,059,227	5,798,140
Lennar Homebuilding debt to total capital	52.9%	55.5%	53.9%

Lennar Homebuilding debt	$3,671,595	3,362,759	3,127,649
Less: Lennar Homebuilding cash and cash equivalents	692,004	1,024,212	800,332
Net Lennar Homebuilding debt	$2,979,591	2,338,547	2,327,317
Net Lennar Homebuilding debt to total capital (1)	47.7%	46.4%	46.6%

(1)
Net Lennar Homebuilding debt to capital consists of net Lennar Homebuilding debt (Lennar Homebuilding debt less Lennar Homebuilding cash and cash equivalents) divided by total capital (net Lennar Homebuilding debt plus total stockholders' equity).